Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) of Intermune, Inc. pertaining to the 2000 Equity Incentive Plan, 2000 Non-Employee Directors' Stock Option Plan and 2000 Employee Stock Purchase Plan, of our report dated February 9, 2001, with respect to the financial statements of Intermune, Inc. included in its Annual Report, as amended, (Form 10-K/A) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Palo Alto, California
January 17, 2002